Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2003 of Mannatech, Incorporated (the “Company”).

I, Samuel L. Caster, Chairman and Chief Executive Officer of the Company, certify, to the best of my knowledge that:

(1)	Form 10-Q the Company fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003.

/s/ Samuel L. Caster

Name: Samuel L. Caster

Subscribed and sworn to before me

This 14th day of November, 2003

/s/ Christina Meissner

Name: Christina Meissner

Title: Notary Public, State of Texas

My commission expires: March 19, 2006